                GENER8XION ENTERTAINMENT, INC. -MERD HOLDINGS LLC

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement ("AGREEMENT") is made and entered into as of
September ____, 2005 ("EXECUTION DATE") by and between Gener8Xion Entertainment,
Inc., a Delaware corporation ("GNXE"), whose address is 3400 West Cahuenga
Boulevard, Hollywood, CA 90068, and Merd Holdings, LLC, a California limited liability company ("MERD"), whose address is 2021 Lincoln Street, Burbank, CA
91504, and is made with reference to the following facts:

     A. Merd manufactures quality lighting equipment marketable worldwide to the motion picture, television, and related industries (the "BUSINESS") and desires to sell the assets of the Business hereinafter listed to Merd; and

     B. GNXE desires to purchase substantially all of the assets of Merd on the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties do hereby agree as follows:

     1. PURCHASE AND SALE OF THE ASSETS.

         1.1 SALE OF ASSETS BY MERD. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined),
Merd shall sell, convey, assign, transfer and deliver to GNXE, and GNXE shall purchase and acquire from Merd, free and clear of any and all liens, encumbrances, security agreements, financing statements, options, adverse claims, charges, liabilities or restrictions of any nature whatsoever, all of
Merd's right, title and interest in and to all of those certain personal property assets of its Business located at 2021 Lincoln Street, Burbank, CA
91504 (the "BUSINESS PREMISES"), and elsewhere specified below (the "ASSETS")
(but excluding the Excluded Assets specified in Section 1.4 hereof), including but not limited to:

               (a) Merd's complete inventory of manufactured goods, components and parts as described on Exhibit 1.1(a) attached hereto;

               (b) All cash, cash equivalents, accounts receivable, stock accounts, mutual funds, checking accounts, management accounts and all other short term and long term investments of Merd wherever located;

               (c) All rights to Business names, trade names, patents,
trademarks, copyrights, technical processes, know-how, or other intellectual property, owned, developed by, related to, associated with, or licensed to,
Merd, and all ancillary rights;

               (d) All governmental approvals, business licenses and approvals;

               (e) All insurance policies and rights;

               (f) All personnel records and other records of those employees of
Merd who have authorized Merd in writing to disclose their personnel files and records to GNXE;

               (g) All of Merd's rights under existing contracts, agreements, and assignments;

               (h) All of Merd's customer lists, accounts receivables, and notes receivable as described on Exhibit 1.1(e) attached hereto;

               (i) All of Merd's fixtures, furnishings and equipment as
described on Exhibit 1.1(f) attached hereto;

               (j) All of Merd's goodwill and going concern value associated with the Business (the "GOODWILL"); and

               (k) All of Merd's books and records kept or maintained in any format relating to operation of the Business, including copies of the minute books, Articles of Organization and LLC records of Merd; and

               (l) All of Merd's other tangible assets located on or used in connection with the Business and all of Merd's general intangibles and other personal property used in connection with the operation of the Business, except as noted on Exhibit 1.1(i) attached hereto.

         1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in Section 1.1 or elsewhere in this Agreement, the following assets of Merd
(collectively, the "EXCLUDED ASSETS") are not part of the purchase and sale contemplated hereunder, are excluded from the Assets, and shall remain the property of Merd after the Closing:

               (a) the original minute books, Articles of Organization and LLC records pertaining to Merd;

               (b) the membership interests of the members of Merd held by such members;

               (c) all rights of Merd under this Agreement; and

         1.3 "AS-IS" SALE OF ASSETS. GNXE acknowledges and agrees that if the
Closing of the sale of the Assets occurs, GNXE will have or will have been deemed to have inspected the Assets and undertaken a thorough review of the
Business and will be thoroughly familiar with all of the Assets and the Business of Merd. GNXE SPECIFICALLY ACKNOWLEDGES AND AGREES THAT MERD IS SELLING AND GNXE
IS PURCHASING THE ASSETS ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT, OTHER
THAN THE REPRESENTATIONS AND WARRANTIES

SET FRTH IN THIS AGREEMENT, GNXE IS NOT RELYING ON ANY REPRESENTATIONS OR
WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM MERD, MERD'S
MANAGER, MERD'S MEMBERS, OR ANY AGENTS OF MERD AS TO ANY MATTERS CONCERNING THE
BUSINESS OR THE ASSETS, AS TO THE VALUE OF ANY ASSET OR BUSINESS BEING SO
ACQUIRED, OR ANY WARRANTY OF MERCHANT-ABILITY, SUITABILITY OR FITNESS FOR A
PARTICULAR PURPOSE OR QUALITY, WITH RESPECT TO ANY OF THE TANGIBLE ASSETS BEING
SO ACQUIRED, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF, OR AS TO THE ABSENCE
OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

        2. CONSIDERATION FOR ASSETS.

         2.1 GNXE SHARES. GNXE shall deliver to Merd at Closing 100,000 restricted shares of the common stock of GNXE (the "GNXE SHARES"), traded on
NASDAQ under the symbol GNXE.OB which shall be registered to the following members of Merd in the following denominations:

               (a) Fifty Thousand (50,000) shares in the name of Romina Malek and Edward Malek, as Trustees of the Edward and Romina Malek Family Trust, dated
December 27, 2001;

               (b) Forty Thousand (40,000) shares in the name of Romina Malek, an individual; and

               (c) Ten Thousand (10,000) shares in the name of Walter H. Mills and Sandra Mills, as Trustees of the Mills Family Trust, dated December 3, 1981.

         2.2 PAYOFF AT CLOSING OF MERD LIABILITIES. At least two (2) business days prior to the Closing, GNXE shall cause to be wire transferred to the trust account of counsel to Merd, a sum sufficient to pay the obligations set forth in
Sections 2.2(a) and (b) below, not to exceed $440,000.00 (the "CASH
CONSIDERATION"). As of Closing, counsel to Merd is hereby directed by GNXE and
Merd to pay from the proceeds of GNXE in the trust account, the following liabilities of Merd:

               (a) The outstanding balance and all accrued and unpaid interest thereon of that certain loan obligation of Romina Malek to _________ Bank in the amount of $________; and

               (b) The outstanding balances of each of the following liabilities of Merd identified on the attached Exhibit 2.2(b).

         2.3 MALEK EMPLOYMENT AGREEMENT. Concurrently with the Closing of this transaction, and as a condition precedent thereto, GNXE and Malek shall each execute and deliver to the other the Employment Agreement in the form attached hereto as Exhibit 2.3.

     3. LEASEHOLD INTEREST. Merd shall assign to GNXE and GNXE shall assume at
Closing all of Merd's interest and liability in that certain Commercial Lease for the Business Premises dated October 31, 2004, as amended November 1, 2004
(the "LEASE"), between Merd and PDM Financial

LLC ("PDM"), a copy of which is attached hereto as Exhibit 3. Merd and GNXE shall use their best efforts to obtain PDM's written consent to assignment and assumption of the Lease prior to the Closing. If PDM permits the assignment of the lease to GNXE but refuses to release Merd from its obligations under the
Lease, then GNXE shall indemnify, protect and hold harmless Merd, its manager and its members from and against any and all losses, costs, liabilities and obligations, including attorneys' fees and costs, arising under or with respect to the Lease. GNXE's indemnification obligation under this Section 3 shall survive the Closing.

     4. GNXE'S INDEPENDENT INVESTIGATION OF THE BUSINESS.

         4.1 DUE DILIGENCE INVESTIGATION. GNXE acknowledges and agrees that (a)
Merd has delivered to GNXE various due diligence documents and information pertaining to the Business and Assets of Merd (the "DUE DILIGENCE INFORMATION")
(b) GNXE has had access to any and all records and documents with respect to the
Business, (c) GNXE has approved, either independently or through agents of
GNXE's choosing, all of the Due Diligence Information, and (d) GNXE has been afforded a full opportunity to inspect and investigate prior to the Execution
Date each and every aspect of the Business and Assets of Merd and all other matters of material significance affecting the Business and Assets that GNXE may deem prudent or advisable.

         4.2 ACCESS TO BUSINESS RECORDS AND INFORMATION. Until the Closing Date,
Merd shall permit GNXE, its representatives, counsel, accountants, agents and employees to have reasonable access during weekend hours and in a manner so as not to disrupt or interfere with the normal business operations of Merd, to the
Business Premises, properties, books and records contracts, and documents of or pertaining to Merd and the Business. GNXE shall treat and hold in strict confidence all documents and information concerning Merd that it receives from
Merd or obtained previously pursuant to any prior meetings and discussions held regarding this Agreement or the transactions contemplated herein and will not use any of the confidential information except in connection with this Agreement or disclose it to any outside third parties. If this Agreement is terminated for any reason whatsoever, GNXE shall return to Merd all tangible embodiments (and all copies) of the confidential information that are in its possession. GNXE shall not use such documents or information for its own benefit prior to Closing
(except to the extent that such documents or information are a matter of public record or require disclosure in any application necessary to obtain regulatory approval of the transactions contemplated by this Agreement) and, if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents provided pursuant hereto shall be returned to
Merd.

         4.3 RELEASE. In consideration for the performance of the promises, representations and warranties set forth herein, GNXE on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges Merd and its affiliates, partners, trustees, shareholders, directors, officers, manager(s), members, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns, from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the physical condition of the Assets or any law or regulation applicable

thereto. In connection with this Section, GNXE expressly waives the benefits of
Section 1542 of the California Civil Code, which provides as follows: "A GENERAL
RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO
EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM
MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." The provisions of this Section 4.3 shall survive the Closing.

        5. CLOSING.

         5.1 CLOSING. The closing hereunder (the "CLOSING") shall occur on or before _______________, 2005, unless otherwise specified in writing by mutual agreement of GNXE and Merd (the "CLOSING DATE"). Any date selected for Closing in accordance with the immediately preceding sentence shall be deemed to be the
"Closing Date" for purposes of this Agreement. On the Closing Date, the parties shall cause the various monies, stock, instruments and documents to be delivered to the respective parties as specified in this Agreement.

         5.2 DELIVERIES BY MERD. Merd shall deliver to GNXE at the Closing, the documents and instruments specified in Section 12.1(h) of this Agreement.

         5.3 DELIVERIES BY GNXE. GNXE shall deliver to Merd at the Closing, the documents, instruments and monies specified in Section 12.2(g) of this
Agreement.

         5.4 OTHER INSTRUMENTS. GNXE and Merd shall each deliver to the other party any other documents or instruments that may be reasonably required by the other party, or that are otherwise required to consummate the purchase and sale of the Assets in accordance with the terms of this Agreement.

         5.5 PRORATIONS AND APPORTIONMENTS. Except as otherwise provided herein, all utility bills, telephone bills, internet access and web site costs, licenses and personal property taxes incurred in the operation of the Business (excluding sales and use tax on the Assets purchased under this Agreement which taxes are not to be prorated and are payable in full solely by the GNXE under Section 3.7 hereof) shall be prorated and apportioned as of 11:59 p.m. California time of the day immediately preceding the Closing Date (collectively the "Prorations").
Taxes and assessments shall be prorated as of the Closing Date, based on a three hundred sixty-five (365) day year. Any items to be prorated that are not determined or determinable at the Closing shall be adjusted by Merd and GNXE by appropriate cash payment after the Closing when the amount due is determined.
Except as otherwise provided herein, Merd shall be charged and credited for such
Prorations up to the Closing Date and GNXE shall be charged and credited (or paid by check for unused deposits or prepaid rents) for all of the same on and after the Closing Date. Prior to Closing, GNXE and Merd shall review and approve the Prorations. If the actual amounts to be prorated are not then known the
Prorations shall be made on the basis of the best evidence then available. When actual figures are later received, a cash settlement will be made between GNXE and Merd. The provisions of this Section shall survive the Closing.

         5.6 COSTS AND EXPENSES. Each of the Parties to this Agreement shall bear its own

costs and expenses incurred in connection with this transaction .

         5.7 INSURANCE; UTILITIES. GNXE shall be responsible for obtaining its own insurance and utilities as of the Closing Date and thereafter. All deposits for utilities with respect to the Business made by Merd shall be refunded to
Merd and GNXE shall arrange for any required replacements therefore.

     6. REPRESENTATIONS AND WARRANTIES OF MERD. Merd represents and warrants to
GNXE that the statements contained in this Section 6 are true, correct and complete as of Closing Date as follows:

         (a) Merd is the owner of, and has good and marketable title to, all of the Assets, free and clear of all debts and encumbrances, except as otherwise noted.

         (b) Merd is not a party to any contracts, agreements, liabilities or obligations related to its Business, except the Lease, and except as specifically set forth in this Agreement and the Exhibits attached hereto, other than utility bills accruing in the ordinary course of business.

         (c) As of the Closing, there will not be any liens or security interests against the Assets being transferred herein.

         (d) All of the Assets to be transferred under this Agreement will be located at the Business Premises, unless otherwise noted, and will not be removed therefrom without the written consent of the GNXE.

         (e) No consent from or other approval of a governmental entity or other person is necessary in connection with the execution of the Agreement.

         (f) The inventory is merchantable and fit for intended use and is free of any material defects in workmanship. The manufactured goods inventory is of a type, quantity, and quality usable and salable in the ordinary course of the
Business.

         (g) To the best of its knowledge, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Merd, threatened against or involving Merd or brought by Merd or affecting any of the purchased property at law or in equity or admiralty or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending during the 24-month period preceding the date hereof; and Merd is not operating its business under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court of federal, state, municipal, or governmental department, commission, board, agency, or instrumentality, domestic or foreign.

         (h) To the best of its knowledge, Merd has complied with and is operating its Business in compliance with all laws, regulations, and orders applicable to the Business conducted by it, and the current uses by Merd of the
Assets do not violate any such laws, regulations, and orders.

Merd has no knowledge of any material present or future expenditures that will be required with respect to any of Merd's facilities to achieve compliance with any current statute, law, or regulation, including those relating to the environment or occupational health and safety.

         (i) No representation or warranty by Merd contained in this Agreement, and no statement contained in any certificate or other instrument furnished or to be furnished to GNXE pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact that is necessary in order to make the statements contained therein not misleading.

         (j) Except as set forth in this Agreement or the Exhibits thereto, as of the Closing Date, Merd has no liabilities of any kind whatsoever, contingent or otherwise.

         (k) The representations and warranties of Merd contained herein shall survive the execution and delivery of this Agreement, the Closing, and the purchase of the Assets for a period of four years from the Closing Date.

        7. REPRESENTATIONS AND WARRANTIES OF GNXE. GNXE represents and warrants to Merd, that the statements contained in this Section 7 are true, correct and complete as of the Closing Date as follows:

         (a) GNXE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of California. GNXE has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. GNXE has full legal power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

         (b) The execution, delivery and performance by GNXE of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of GNXE. This Agreement has been duly executed and delivered by the GNXE and is a valid and binding obligation of
GNXE, enforceable in accordance with its terms. Matthew Crouch is duly authorized and empowered to execute this Agreement by and on behalf of GNXE.

         (c) GNXE is not in violation of or in default under any provision of its Certificate of Incorporation or bylaws. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which GNXE is subject or any provision of the Articles of Incorporation or bylaws of GNXE. GNXE is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or of any other person or entity in order for GNXE to execute and deliver this
Agreement and consummate the transactions contemplated by this Agreement.

         (d) GNXE has no obligation to pay any brokerage, finder's, investment banker's or other fee or commission as a result of the execution of this
Agreement or the consummation of any of

the transactions contemplated herein to any broker, finder or investment banker.
Other than entering into this Agreement, GNXE has not entered into any agreement that in any way obligates Merd to pay any brokerage, finder's, investment banker's or other fee or commission in conjunction with the transaction contemplated by this Agreement.

         (e) GNXE acknowledges that neither Merd nor any agent, attorney or accountant retained or paid by Merd has made any representations with respect to any federal or state tax implications of this transaction. GNXE acknowledges that it is relying on its own tax advisors with respect to the tax effects, if any, of the transactions contemplated by this Agreement.

         (f) The representations and warranties of GNXE contained herein shall survive the execution and delivery of this Agreement, the Closing, and the purchase of the Assets for a period of four years from the Closing Date.

     8. TERMINATION OF EMPLOYEES. Merd shall inform its employees in writing in such form as is reasonably acceptable to Merd and GNXE, that: (i) GNXE is a separate business entity, (ii) as of the Closing, Merd will cease operating the
Business and will no longer employ its employees, (iii) as of the Closing, the employees are free to seek employment with GNXE, (iv) GNXE has no obligation to employ any of Merd's former employees, and (v) if GNXE does employ any of Merd's former employees, GNXE has no obligation to recognize or give the former employees, as an employee of GNXE, the same level salary or benefits or any credit for years of employment, hours of service, seniority, vacation, or other benefits the former employee had with Merd. In addition, Merd shall cooperate with GNXE in identifying employee(s) of Merd that GNXE may wish to employ from and after the Closing, and shall take all action reasonably requested by GNXE to inform GNXE as to the experience, training, and qualifications of such employee(s) and to retain such employee(s) in the employ of Merd up to the
Closing. Merd shall disclose to GNXE any employees that have unused accrued vacation time. Further, GNXE shall not be responsible for any severance pay previously pledged or due to employees or any wages, benefits or vacation payouts due to employees terminated as of Closing.

     9. SALES TAX. Merd shall be responsible for and shall pay all currently due and owing state sales tax due for any inventory or supplies as described herein that were purchased by Merd prior to the Closing, and, if necessary, shall prepare and file all required forms notifying state taxing authorities of the transfer of assets. GNXE shall be liable for any and all sales and use tax payable with respect to sale of the Assets transferred to GNXE at Closing under this Agreement.

     10. INDEMNIFICATION OF GNXE AND BULK SALE NOTICE. GNXE and Merd shall comply with the transfer provisions of the Uniform Commercial Code or any similar law, commonly referred to as the Bulk Sales Laws, in connection with all of the transactions contemplated by this Agreement. Merd shall indemnify GNXE against any and all claims made by the creditors of Merd, the basis of the claim(s) of which occurred prior to the Closing Date. This indemnification shall survive the Closing. Merd shall provide GNXE with an itemization of all said claims as of the Closing.

     11. BILLS. Merd will provide GNXE with copies of bills for electric, telephone, real estate taxes, garbage removal, and all rental charges for the calendar years 2004 and 2005 up to Closing.

     12. CONDITIONS PRECEDENT TO CLOSING.

         12.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF GNXE TO CLOSE. The
obligations of GNXE hereunder and the obligation of GNXE to close the transactions contemplated by this Agreement, are subject to the fulfillment and satisfaction, on or before the Closing, of the following conditions precedent, unless the compliance with or the occurrence of any one or more of such conditions precedent is waived in writing by the GNXE in GNXE's sole and absolute discretion.

               (a) CONTINUED ACCURACY OF REPRESENTATIONS AND WARRANTIES. The
representations and warranties of Merd contained in this Agreement shall be true, correct and complete in all respects at and as of the Closing Date, except as otherwise contemplated by this Agreement; provided, however, that if GNXE discovers any information prior to Closing that demonstrates that any representation or warranty of Merd hereunder is untrue, incorrect or incomplete, then (i) GNXE immediately after discovery of such information shall notify Merd in writing of the discovery and of GNXE's election to waive the inaccuracy, require Merd to cure the inaccuracy or terminate this Agreement; and (ii) the failure or refusal of GNXE to notify Merd in writing before Closing of the discovery by GNXE of information that demonstrates that any representation or warranty of Merd hereunder is untrue, incorrect or incomplete shall be deemed to be an irrevocable waiver by GNXE of all such representations and warranties of
Merd that are untrue, incorrect or incomplete.

               (b) PERFORMANCE OF OBLIGATIONS. Merd shall have performed and satisfied all of the covenants, agreements, obligations and conditions required by this Agreement to be performed and satisfied by Merd at or prior to the
Closing.

               (c) AUTHORIZATION OF AGREEMENT. All action necessary for Merd to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken. The board of directors and shareholders of Merd shall have approved and authorized the execution and delivery of this Agreement to GNXE and the Secretary of Merd shall certify in writing at Closing that such approval and authorization has been duly obtained in accordance with the Articles of
Organization and Operating Agreement of Merd.

               (d) BREACH OF AGREEMENT. There shall not be any breach by Merd in the performance of any of Merd's covenants or agreements herein.

               (e) ACTIONS. No action, suit or proceeding shall have been instituted or threatened against GNXE or Merd to restrain, prohibit or otherwise challenge the legality of or otherwise materially affect the transactions contemplated herein.

               (f) OFFICERS' CERTIFICATE. Merd shall have delivered to GNXE a certificate dated as of the Closing Date and signed by its manager, to the effect that the conditions set forth in Section 12.1(a), (b), (c), and (e) of the Agreement have been satisfied (the "MERD OFFICERS' CERTIFICATE").

               (g) DELIVERY OF DOCUMENTS. Merd shall deliver or cause to be delivered to GNXE at Closing the following documents:

                    (1) The Bill of Sale in the form of Exhibit 12.1(g)(1)
attached hereto originally executed by Merd;

                    (2) All documentation transferring the Assets to GNXE in
such form and on terms and conditions reasonably acceptable to GNXE;

                    (3) The originally executed Merd Officers' Certificate;

                    (4) The Assignment and Assumption of Lease for the Business
Premises as set forth in Exhibit _____, originally executed by the owners of the
Business Premises;

                    (5) The originally executed Merd Secretary's Certificate
pursuant to Section 12.1(c);

                    (6) Certificate of good standing of Merd issued by the
California Secretary of State; and

                    (9) All documentation evidencing the consent of Merd's
secured creditors to the release of their security interests in the Assets.

               (h) CASUALTY. The Assets shall not have been adversely affected in any material way as a result of any fire, accident, flood, or other casualty or act of God or the public enemy, nor shall any substantial portion of the
Assets been stolen, taken by eminent domain, or subject to condemnation. If the closing occurs hereunder despite such casualty as a result of the waiver of this condition by GNXE, Merd shall assign or pay over to GNXE the proceeds of any insurance or any condemnation proceeds with respect to any casualty involving the purchased property that occurs after the date hereof.

               (i) ADVERSE CHANGE. There shall have been between the Execution
Date and the Closing Date no material adverse change in the Assets or liabilities or in the condition, financial or otherwise, or in the Business, properties, earnings, or net worth of Merd.

         12.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF MERD TO CLOSE. The
obligations of Merd hereunder are subject to the fulfillment and satisfaction, on or before the Closing, of the following conditions precedent, unless the compliance with or the occurrence of any one or more of such conditions precedent is waived in writing by the Merd:

               (a) CONTINUED ACCURACY OF REPRESENTATIONS AND WARRANTIES. The
representations and warranties of GNXE contained in this Agreement shall be true, correct and complete in all material respects at and as of the Closing
Date, except as otherwise contemplated by this Agreement.

                                       10

               (b) PERFORMANCE OF OBLIGATIONS. GNXE shall have performed and satisfied all of the covenants, agreements, obligations and conditions required by this Agreement to be performed and satisfied by it at or prior to the
Closing.

               (c) AUTHORIZATION OF AGREEMENT. All action necessary for GNXE to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken. The board of directors of GNXE shall have approved and authorized the execution and delivery of this Agreement to Merd and the issuance of the
GNXE Shares in the amount specified in Section 2.1 hereof, and the Secretary of
GNXE shall certify in writing at Closing that such approval and authorization has been duly obtained in accordance with the Certificate of Incorporation and bylaws of GNXE.

               (d) BREACH OF AGREEMENT. There shall have been no material breach by GNXE in the performance of any of GNXE's covenants or agreements herein.

               (e) ACTIONS. No action, suit or proceeding shall have been instituted or threatened against GNXE or Merd to restrain, prohibit or otherwise challenge the legality of or otherwise materially affect the transactions contemplated herein.

               (f) OFFICERS' CERTIFICATE. GNXE shall have delivered to Merd a certificate dated as of the Closing Date and signed by its chief executive officer and chief financial officer, to the effect that the conditions set forth in Section 12.2(a), (b), (c) and (e) of the Agreement have been satisfied (the
"GNXE OFFICERS' CERTIFICATE").

               (g) DELIVERY OF DOCUMENTS AND CONSIDERATION. GNXE shall deliver or cause to be delivered to Merd at Closing, each of the following items:

                    (1) The GNXE Shares issued as specified in Section 2.1
hereof;

                    (2) The Cash Consideration as specified in Section 2.2
hereof

                    (3) The originally executed GNXE Officers' Certificate;

                    (4) The Assignment and Assumption of Lease for the Business
Premises as set forth in Exhibit _____, originally executed by the owners of the
Business Premises and by GNXE;

                    (5) The originally executed GNXE Secretary's Certificate
pursuant to Section 12.2(c); and

                    (6) Certificates of good standing of GXNE issued by the
Secretaries of State of Delaware and California.

                                       11

     13. INDEMNIFICATION BY MERD. Merd shall indemnify and hold GNXE and its assigns harmless from any and all claims of any nature whatsoever, including without limitation:

         (a) Tort claims and creditor claims pertaining to the Business, the basis of the claims of which occurred prior to the Closing Date.

         (b) Any claims that may be made hereinafter on account of federal and state franchise taxes, Social Security taxes, sales taxes, unemployment taxes, and all other taxes of whatever nature or form on account of the operation of
Merd ending on and accruing up to the Closing Date.

         (c) Any claims for wages, vacation, sick pay, or fringe benefits claimed by Merd's employees for periods prior to the Closing Date. Merd shall furnish GNXE with a list of all Merd's employees, full- and part-time, their current rate of compensation, and fringe benefits to the extent such disclosure is permissible under applicable law.

        14. INDEMNIFICATION BY GNXE.

         (a) Except as hereinafter set forth, GNXE shall indemnify, defend, protect and hold harmless Merd, and its officers, directors, manager(s), members, successors and assigns, against, and in respect of, any and all damages, claims, losses or liabilities incurred by reason of: (a) any breach of this Agreement by GNXE; (b) any breach of any of the representations and warranties specified in Section 7 of this Agreement by GNXE; (c) any inaccuracy or misrepresentation in any certificate or document delivered by GNXE in accordance with Section 12.2(g) hereof; and (d) the failure after the Closing
Date of GNXE to pay or otherwise discharge when due any contractual or other obligation (other than those obligations retained by Merd under this Agreement)
with respect to the Assets or Business, that arises from or is related to the conduct of the Business or GNXE's business on and after the Closing Date.

         (b) Except as otherwise provided herein GNXE, without minimum amount or limitation, shall indemnify, defend, protect and hold harmless Merd and its officers, directors, successors, representatives and assigns, from and against any and all losses, liabilities, claims, damages or expenses (including costs of defense and reasonable attorney's fees) arising out of GNXE's fraud or any action, suit, proceeding, demand or claim by any third-party (whether private individuals or entities or a governmental agency, body or authority) by reason of any act, omission, matter, thing, cause or event after the Closing Date and arising out of or related to the Business or Assets, including but not limited to: (i) claims by creditors of GNXE; and (ii) all taxes in connection with the
Business that accrued on and after the Closing Date.

        15. COVENANTS OF MERD. Merd covenants with GNXE as follows:

         (a) The Bill of Sale to be delivered at the Closing date will transfer all the Assets free and clear of all encumbrances;

         (b) The Business will be conducted up to the Closing date in substantially the same manner as it has been conducted in the past and in accordance with all applicable laws and regulations;

                                       12

         (c) Merd assumes all risk of destruction, loss, or damage due to fire, storm, flood, or other casualty up to the Closing Date.

        16. NOTICES. All notices and communications pertaining to this Agreement or the transactions contemplated hereby shall be made in writing and shall be deemed sufficiently given if delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, or (c) by prepaid commercial overnight courier that guarantees next day delivery and provides a receipt, addressed as follows:

        To GNXE:          Gener8xion Entertainment, Inc.
                          3400 West Cahuenga Boulevard
                          Hollywood, CA 90068
                          Attn:  Carlos DeMattos

        With a copy to:   Richard P. Towne, Esq.
                          Law Offices of Richard P. Towne
                          21550 Oxnard St., Suite 980
                          Woodland Hills, CA 91367

        To Merd:          Merd Holdings, LLC
                          2021 Lincoln Street
                          Burbank, CA 91504
                          Attn: Romina Malek

        With a copy to:   James M. Jimenez Esq.
                          Pacific Business Law Group
                          1601 Cloverfield Blvd.
                          Suite 200 South Tower
                          Santa Monica, CA  90404

or to such other address or person with respect to any party as such party shall notify the others in writing as above provided. Any correctly addressed notice that is refused, unclaimed or undeliverable because of an act or omission of the party to be notified will be deemed effective as of the first date that said notice was refused, unclaimed or deemed undeliverable by the messenger, United
States Postal Service or other delivery service.

        17. DISPUTE RESOLUTION.

         17.1 JURISDICTION. The parties hereto agree that all disputes arising in connection with this Agreement shall be subject to binding arbitration and the arbitrator shall be a retired judge affiliated with JAMS or ADR Services or similar arbitration service in Los Angeles County, California. This choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between or among the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this section. Each party hereto waives

                                       13

any right that it may have to assert the doctrine forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this section, and stipulates that the state and federal courts located in the County of Los Angeles, State of California, shall have in personam jurisdiction and venue over each of them for the purpose of binding arbitration relating to any dispute, controversy or proceeding arising out of this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this section by means of registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this
Agreement, or personal service in accordance with the applicable sections of the
California Code of Civil Procedure. Any final judgment rendered against the party in any binding arbitration or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

         17.2 ARBITRATION. Any and all disputes under this Agreement that remain unresolved after the parties have attempted in good faith to resolve them through mediation (or if Respondent refuses to attend such mediation) in accordance with Section 15.1, shall be submitted to binding arbitration to be had before a retired judge affiliated with JAMS or ADR Services in Los Angeles
County, California. This choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between or among the parties with respect to disputes arising out this Agreement in any jurisdiction other than that specified in this section.
Each party hereto waives any right that it may have to assert the doctrine of forum non conveniens or a similar doctrine or to object to venue with respect to any proceeding brought in accordance with this section, and stipulates that the state and federal courts located in the County of Los Angeles, State of
California, shall have personal jurisdiction and venue over each of them for the purpose of binding arbitration relating to any dispute, controversy or proceeding arising out of or in connection with this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this section by means of registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in the section of this Agreement pertaining to notice. Any final judgment rendered against the party in any binding arbitration or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

         Any party seeking to arbitrate any dispute or controversy pertaining to this Agreement ("CLAIMANT") shall serve on the other party ("RESPONDENT") a written brief outlining, in detail, each and every claim made by the Claimant and a brief recitation of the facts supporting each claim. Respondent will then have ten (10) business days to serve a written response, outlining, in detail, each and every defense to Claimant's claims, and each and every counterclaim of
Respondent, and a brief recitation of the facts supporting each defense and counterclaim. Claimant will then have five (5) business days to serve a written reply brief. The parties shall select by mutual agreement a retired judge to serve as arbitrator of the dispute. If the parties are unable to agree on an arbitrator within fifteen (15) business days after the date that Claimant's written reply brief is due as specified above, Claimant shall notify JAMS or ADR
Services of its claims and JAMS or ADR Services shall select a retired judge to serve as arbitrator of this matter. The arbitrator will then decide whether the circumstances of a particular dispute require a hearing. If a hearing is required, it will be scheduled within fifteen (15) calendar days of the due date of the Claimant's reply brief. The decision of the arbitrator will be made

                                       14

within fifteen (15) calendar days after the hearing or the due date of
Claimant's reply brief in the event no hearing is required. The award entered by the arbitrator shall be in writing and shall include specifically all findings of fact and conclusions of law. The award of the arbitrator shall be final and binding on the parties from which no appeal may be taken. Prior to the appointment of the arbitrator, either party may seek provisional remedies, including, but not limited to, temporary restraining orders and preliminary injunctions, in any court having jurisdiction thereon. Judgment upon the award rendered by the arbitrator may be entered in any state or federal court in Los
Angeles County, California. The parties specifically incorporate, as applicable, the provisions of Section 1280 et seq. of the California Code of Civil Procedure
and the parties shall have the right to conduct discovery prior to the arbitration hearing in accordance with Section 1283.05 of the California Code of
Civil Procedure. The parties consent to the jurisdiction of the courts of the
State of California, and of the United States District Court for the Central
District of the State of California for all purposes in connection with arbitration. Each party shall bear its respective arbitration expenses and shall each pay fifty percent (50%) of the arbitrator's charges and expenses. The arbitrator shall award attorneys' fees and costs to the prevailing party. The prevailing party shall be determined by the arbitrator. Notwithstanding the foregoing, the parties may seek any provisional remedy available at law or in equity in any state or federal court in Los Angeles County, California without compromising the right and obligation to arbitrate ultimately and finally all disputes arising out of this Agreement.

        18. MISCELLANEOUS.

         18.1 MODIFICATIONS OR AMENDMENTS. No amendment, change, modification or supplement to this Agreement shall be valid and binding on any of the parties unless it is represented in writing and signed by each of the parties hereto.

         18.2 WAIVER. No waiver of any provision or consent to any action under this Agreement shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver in the future except to the extent specifically set forth in writing. Any waiver given by a party shall be null and void if the party requesting such waiver has not provided a full and complete disclosure of all material facts relevant to the waiver requested.

         18.3 COUNTERPARTS. This Agreement may be executed in two or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument. This Agreement shall not be effective until the execution and delivery by the parties of at least one set of counterparts. The parties hereunder authorize each other to detach and combine original signature pages and consolidate them into a single identical original. Any one of such completely executed counterparts shall be sufficient proof of this Agreement.

         18.4 FEES AND OTHER EXPENSES. Each of the parties hereto shall pay its own fees and expenses, including but not limited to, attorneys' fees and costs, in connection with the negotiation, drafting and preparation of this Agreement.

                                       15

         18.5 FURTHER ASSURANCES. After the Closing and subject to the terms and conditions herein provided, each of the parties hereto agrees, at their own cost and expense, to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

         18.6 SEVERABILITY. Any provision of this Agreement that is deemed to be illegal, invalid or unenforceable by an arbitrator or court of competent jurisdiction shall be ineffective to the extent of the invalidity or unenforceability of such provision and shall be deemed stricken from this
Agreement. Any stricken provision shall not affect the legality, enforceability or validity of the remainder of this Agreement. Any such invalidity or unenforceability of any provision in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         18.7 APPLICABLE LAW. This Agreement shall be governed by, interpreted under, construed and enforced in accordance with the laws of the State of
California, excluding conflict of law principles that might cause application of laws of any other jurisdiction. The arbitrator or arbitrators will be bound to follow California law, including the California Evidence Code, except as expressly provided in this Agreement.

         18.8 CAPTIONS. All captions, titles or headings of the articles, sections, paragraphs or subparagraphs of this Agreement are inserted solely as a matter of convenience of the parties hereto, and for reference, shall not be deemed to be a part of this Agreement, and shall not define, limit, extend or describe the scope of this Agreement nor be used or construed in the interpretation or determination of the validity of this Agreement or any provision hereof.

         18.9 NO OBLIGATIONS TO THIRD PARTIES. This Agreement has been made and entered into solely for the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any parties to this
Agreement.

         18.10 ENTIRE AGREEMENT. All exhibits or schedules attached hereto are hereby incorporated herein by this reference for all purposes. This Agreement, including exhibits and schedules, together with any related documents referred to herein constitute the entire agreement between or among the parties with respect to the subject matter hereof. This Agreement supersedes and replaces any and all prior agreements, proposed agreements, negotiations and communications, oral or written, and contains the entire agreement between the parties as to the subject matter hereof and any and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety, except as set forth herein. Each party hereby acknowledges that no other party hereto, nor its agents or attorneys, have made any promises, representations or warranties whatsoever, expressed or implied, not contained herein, to induce such party to execute this Agreement, and each party acknowledges that it has not executed this Agreement in reliance on any such promise, representation or warranty not contained herein.

                                       16

         18.11 CONSTRUCTION. The parties hereto hereby acknowledge and agree that (a) each party hereto is of equal bargaining strength, (b) each such party has actively participated in the drafting, preparation and negotiation of this
Agreement, (c) each such party has consulted with such party's own, independent counsel, and such other professional advisors as such party has deemed appropriate, relative to any and all matters contemplated under this Agreement,
(d) each such party and such party's counsel and advisors, if any, have reviewed this Agreement, (e) each such party has agreed to enter into this Agreement following such review and the rendering of such advice, and (f) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, or any portions hereof. In the event that any term or provision of this Agreement or any obligation arising thereunder is found to be vague or ambiguous, such term, provision, or obligation shall not be construed against any party hereto. The provisions of California Civil Code Section 1654 are specifically waived by each party hereto.

         18.12 LEGAL FEES AND COSTS. If any party to this Agreement institutes any action, suit, counterclaim, appeal, arbitration or mediation for any relief against another party, declaratory or otherwise (collectively an "ACTION"), to enforce the terms hereof or to declare rights hereunder or with respect to any inaccuracies or material omissions in connection with any of the covenants, representations or warranties on the part of the other party to this Agreement, then the prevailing party in such Action, whether by arbitration or final judgment, shall be entitled to have and recover of and from the other party all costs and expenses of the Action, including reasonable attorneys' fees and costs
(at the prevailing party's attorneys' then-prevailing rates as increased from time to time by the giving of advanced written notice by such counsel to such party) incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling or award (collectively, a "DECISION") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a Decision. Any
Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. A court or arbitrator shall fix the amount of reasonable attorneys' fees and costs upon the request of either party. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including reasonable attorneys' fees and expert fees and costs (collectively "COSTS") incurred in enforcing, perfecting and executing such judgment. For the purposes of this paragraph, Costs shall include, without limitation, in addition to Costs incurred in prosecution or defense of the underlying action, reasonable attorneys' fees, costs, expenses and expert fees and costs incurred in the following: (a) postjudgment motions and collection actions; (b) garnishment, levy, debtor and third party examinations; (c)
discovery; (d) bankruptcy litigation; and (e) appeals of any order or judgment.

         18.13 AUTHORITY OF SIGNATORIES TO AGREEMENT. Each person executing this
Agreement represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement on behalf of the parties for which execution is made. Each party represents and warrants to the other that the execution of this Agreement and the performance of such party's obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms, subject to (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii)
bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

                                       17

         18.14 RECITALS. The recitals set forth at the beginning of this
Agreement of any matters or facts shall be conclusive proof of the truthfulness thereof and the terms and conditions set forth in the recitals, if any, shall be deemed a part of this Agreement.

         18.15 DATE AND DELIVERY OF AGREEMENT. Notwithstanding anything to the contrary contained in this Agreement, the parties intend that this Agreement shall be deemed effective, executed and delivered for all purposes under this
Agreement and for the calculation of any statutory time periods based on the date an agreement between the parties is effective, executed and/or delivered, as of the date set forth on the first page of this Agreement.

         18.16 TIME OF THE ESSENCE. Time is of the essence with respect to all provisions of this Agreement in which a definite time for performance is specified; provided, however, that the foregoing shall not be construed to limit or deprive a party of the benefits of any grace or use period provided for in this Agreement.

         18.17 EXHIBITS. All exhibits to which reference is made are deemed incorporated in this Agreement whether or not actually attached.

                [SIGNATURE PAGE FOLLOWS IMMEDIATELY ON NEXT PAGE]

                                       18

         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement to be deemed effective as of the Execution Date specified on the first page of this Agreement.

        "GNXE":                          GENER8XION ENTERTAINMENT, INC.,
                                         A Delaware corporation

                                         By:
                                             -----------------------------------
                                             Matthew Crouch
                                             Chief Executive Officer

        "MERD":                          MERD HOLDINGS, LLC
                                         A California limited liability company

                                         By:
                                             -----------------------------------
                                             Romina Malek
                                             Manager

                                       19

                                    EXHIBITS

                                    [TO COME]

                                       20

                               EXHIBIT 12.1(G)(1)

                              FORM OF BILL OF SALE

         KNOW ALL PERSONS BY THESE PRESENTS that MERD HOLDINGS, LLC, a
California limited liability company ("SELLER") for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby sells, transfers, assigns, conveys, and delivers to GENER8XION
ENTERTAINMENT, INC., a Delaware corporation ("BUYER"), and its successors and assigns, all the right, title and interest of Seller in and to the Assets and
Goodwill (as defined herein), free and clear of all liens, mortgages, pledges, encumbrances and charges of every kind, pursuant to the terms of that certain
Asset Purchase Agreement by and between Buyer and Seller dated August___, 2005
(the "PURCHASE AGREEMENT"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

         "ASSETS" shall mean all of Seller's right, title and interest in and to the Assets (as defined in Section 1.1 of the Purchase Agreement) which Assets are listed and identified on Exhibit 1 attached hereto; provided, however, that the Assets shall not include any of the Excluded Assets (as defined in Section
1.4 of the Purchase Agreement).

         "GOODWILL" shall mean all of Seller's right, title and interest in and to the Goodwill (as defined in Section 1.1(g) of the Purchase Agreement)

         Seller represents and warrants to Buyer that Seller has the right, power and authority to convey and transfer the Assets and the Goodwill and to make this Bill of Sale.

         Nothing contained herein shall be construed as a waiver or modification of, or limitation upon, any of the rights or remedies of Buyer as set forth in, arising out of, or in connection with, the Purchase Agreement. This Bill of Sale shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of California, excluding conflict of law principles that would cause the application of laws of any other jurisdiction.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of ________________ ___, 2005.

        "SELLER":                         MERD HOLDINGS, LLC
                                          A California limited liability company

                                          By:
                                              ----------------------------------
                                              Romina Malek
                                              Manager

                                       21